UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     December 26, 2018

TX HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-32335	58-2558702
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12080 Virginia Blvd., Ashland, Kentucky 41102

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (606) 928-1131

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-       12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company       [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [ ]

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On December 26, 2018, Mr. Martin Lipper a member of TX Holding’s Inc’s. (“The Company”) Board of Directors submitted his resignation effective immediately. Mr. Lipper has served as a Director of TX Holding’s Inc. since his appointment to the Board on December 12, 2007. The resignation by Mr. Lipper was prompted by personal reasons and he will continue to be available to provide his services to The Company in a consulting capacity, if needed. Dr. James J. Graneto was appointed as a Director replacing the position vacated by Mr. Lipper.

Dr. James J. Graneto, Director, age 65 is a Board Certified Chiropractic Orthopedist. Dr. Graneto graduated from Ohio State University with a Bachelor of Science in Psychology and has a doctorate in chiropractic medicine from National University of Health and Science. He is a former president of Eastern Ohio Chiropractic Association as well as a former president of the Good Food Co-op and the Rotary Club of Canfield. Dr. Graneto has had a private practice in Chiropractic Orthopedics in Youngstown, Ohio since 1979.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TX HOLDINGS, INC.

Date: December 26, 2018	By: /s/ William Shrewsbury Chief Executive Officer and Chairman

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